Exhibit 5.1

Golenbock Eiseman Assor Bell & Peskoe LLP

437 Madison Avenue

New York, New York 10022

March 18, 2014

MELA Sciences, Inc.

50 S. Buckhout Street, Suite 1

Irvington, New York 10533

Ladies and Gentlemen:

We have acted as counsel to MELA Sciences, Inc., a Delaware corporation (the “Company”), in connection with the registration by the Company of the offer and resale of 28,633,356 shares of common stock, $0.001 par value per share, of the Company pursuant to its registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on the date hereof, on behalf of the certain selling stockholder named therein (the “Selling Stockholders”). The shares consist of 14,642,857 shares of common stock (the “Series A Shares”) issuable upon conversion of 12,300 shares of the Company’s Series A Convertible Preferred Stock, par value $0.10 and stated value of $1,000 (the “Series A Preferred Stock”) held by certain of the Selling Stockholders and 13,990,499 shares (the “Warrant Shares” and together with the Series A Shares, the “Securities”) issuable upon the exercise of certain outstanding warrants (the “Warrants”) issued by the Company to the Selling Stockholders.

In connection with this opinion letter, we have examined the Registration Statement, the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Charter”), the Company’s Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Series A Certificate of Designations”), the Company’s Third Amended and Restated Bylaws (the “Bylaws”), and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

For the purpose of the opinions set forth below, we have also assumed, without independent investigation or verification, that:

(a) The Series A Shares will be issued in accordance with the Charter, the Series A Certificate of Designations, the Bylaws and applicable Delaware law, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject;

(b) The Warrant Shares will be issued in accordance with the Charter, the Bylaws, the applicable Warrant and applicable Delaware law, and will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; and

(c) The Securities will be issued by the Company and sold by the Selling Stockholders in compliance with applicable federal and state securities laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

(i)	the Series A Shares, when issued in accordance with the terms of the Series A Certificate of Designations, will be validly issued, fully paid and non-assessable; and

(ii)	the Warrant Shares, when issued upon exercise of the applicable Warrant in accordance with the respective terms thereof, will be validly issued, fully paid and non-assessable.

In giving this opinion, we have assumed that all certificates representing the Securities will be duly executed on behalf of the Company by the transfer agent for the Company and registered by the registrar for the Company, if necessary, and will conform, except to denominations, to specimens we have examined.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our firm name as your counsel, and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours

/s/ Golenbock Eiseman Assor Bell & Peskoe LLP

Golenbock Eiseman Assor Bell & Peskoe LLP